UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2011

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 31, 2011, Ferro Corporation (the "Company") and certain of its subsidiaries extended the Company’s $50.0 million trade receivables securitization facility (the "Receivables Securitization Facility") by entering into (a) a First Amendment to Purchase Agreement (the "PA Amendment"), dated as of May 31, 2011, between the Company and Ferro Pfanstiehl Laboratories, Inc. ("FPL"), which amended that certain Purchase Agreement, dated as of June 2, 2009, between the Company and FPL, (b) a First Amendment to Purchase and Contribution Agreement (the "PCA Amendment"), dated as of May 31, 2011, between the Company and Ferro Finance Corporation, a wholly-owned, bankruptcy-remote special purpose subsidiary of the Company ("FFC"), which amended that certain Purchase and Contribution Agreement, dated as of June 2, 2009, between the Company and FFC, and (c) an Amended and Restated Receivables Purchase Agreement (the "RPA"), dated as of May 31, 2011, among FFC, the Company, Market Street Funding, LLC (the "Market Street"), and PNC Bank, National Association, as Agent and LC Bank ("PNC"). In connection with the extension of the Receivables Securitization Facility, Market Street and PNC assumed rights and obligations of Wells Fargo Bank, N.A. arising under the Company’s receivables securitization program as in effect prior to May 31, 2011.

Pursuant to the Receivables Securitization Facility, FPL sells trade receivables and certain related rights ("Receivables") to the Company. The Company then sells or contributes, as the case may be, to FFC the Company’s Receivables and Receivables acquired from FPL. FFC finances its purchases of Receivables from the Company by selling interests in the Receivables to the various purchasers party to the Receivables Securitization Facility (the "Purchasers"). In exchange for the Receivables interests sold to the Purchasers, FFC may obtain up to $50.0 million in the form of cash or letters of credit for the benefit of the Company and its subsidiaries. The Receivables Securitization Facility will expire on May 30, 2012.

Advances under the Receivables Securitization Facility will accrue yield based on (i) commercial paper rates of the Purchasers, (ii) LIBOR rates, and/or, (iii) if commercial paper rates will not apply and LIBOR rates are not then available, at the discretion of PNC, the federal funds rate plus 0.5% or the prime rate announced by PNC.

The Receivables Securitization Facility contains customary representations and warranties and customary affirmative and negative covenants. It also contains customary termination provisions which permit the Purchasers to terminate the Receivables Securitization Facility upon the occurrence of certain specified events, including, but not limited to, failure by FFC to pay amounts when due, defaults on indebtedness, certain judgments, a change of control, certain events negatively affecting the overall credit quality of transferred Receivables and bankruptcy and insolvency events.

The transactions contemplated by the Receivables Securitization Facility do not constitute a form of off-balance sheet financing. For accounting purposes, FFC is included in the Company’s consolidated financial statements, and the transactions on a consolidated basis will be treated as a secured borrowing.

The foregoing summary is qualified in its entirety by reference to the text of the PA Amendment, the PCA Amendment, and the RPA, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1: First Amendment to Purchase Agreement, dated as of May 31, 2011, between Ferro Corporation and Ferro Pfanstiehl Laboratories, Inc.

Exhibit 10.2: First Amendment to Purchase and Contribution Agreement, dated as of May 31, 2011, between Ferro Corporation and Ferro Finance Corporation

Exhibit 10.3: Amended and Restated Receivables Purchase Agreement, dated as of May 31, 2011, among Ferro Finance Corporation, Ferro Corporation, Market Street Funding, LLC, and PNC Bank, National Association

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

June 3, 2011	By:	Thomas R. Miklich

Name: Thomas R. Miklich
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Purchase Agreement, dated as of May 31, 2011, between Ferro Corporation and Ferro Pfanstiehl Laboratories, Inc.
10.2	First Amendment to Purchase and Contribution Agreement, dated as of May 31, 2011, between Ferro Corporation and Ferro Finance Corporation
10.3	Amended and Restated Receivables Purchase Agreement, dated as of May 31, 2011, among Ferro Finance Corporation, Ferro Corporation, Market Street Funding, LLC, and PNC Bank, National Association